UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  August 5, 2003

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

Item  12.  Results  of  Operations  and  Financial  Condition

On August 5, 2003, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the second quarter ended June 30, 2003. Attached to this current report on Form 8-K is a copy of the related press release dated August 5, 2003.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes on Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.


Exhibit  Number                    Description
---------------                    -----------
     99.1                      Press  release  issued  August  5,  2003

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


August  5,  2003                                        /s/  SUSAN  K.  COLE
                                                        ---------------------
                                                      Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
                99.1                 Press  release  issued  August  5,  2003

              Exhibit 99.1     Press release issued August 5, 2003


Contacts:
Pegasus  Solutions               Financial  Dynamics
Marcie  Hyder                    Press:  Evan  Goetz
Press:  Michael  Brophy          212-850-5600
214-234-4000


PEGASUS  SOLUTIONS  REPORTS  SECOND  QUARTER  2003  RESULTS  IN  LINE WITH PRIOR
GUIDANCE
STRONG CASH GENERATION ENHANCES BALANCE SHEET WITH $24.4 MILLION IN CASH AND SHORT TERM INVESTMENTS

DALLAS, AUGUST 5, 2003 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a leading global provider of hotel reservations-related services and technology, today reported its financial results for the three months ended June 30, 2003.

SECOND  QUARTER  FINANCIAL  HIGHLIGHTS
--------------------------------------
-     Revenues  of  $42.9  million  and  breakeven  GAAP  net  loss  per  share
-     Diluted  cash  EPS  of  $0.07
-     EBITDA  of  $4.6  million,  or  11  percent  of  revenues
- Adjusted EBITDA (excluding restructure and transition-related costs) of $7.6 million, or 18 percent of revenues

"We are pleased to report results that were in line with our prior expectations. We continue to prudently invest in technology and infrastructure so that we are positioned to outpace our competitors when the travel market fully recovers. Additionally, cost savings from our strategic integration are expected to further protect our margins and position us strongly for the eventual rebound," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. "As expected, the negative impact of the war in Iraq and SARS carried over into April and May, and our second quarter revenues clearly reflect these events. However, I am encouraged that June revenues began to show improvement. Based on June's results, and with travel bookings apparently stabilizing, I am hopeful that we are beginning a recovery period, and ideally future reservation volumes will continue to improve."

On a GAAP basis, the company reported second quarter 2003 revenues of $42.9 million and breakeven net loss per diluted share. This compares to revenues of $48.6 million and net loss per diluted share of $0.08 for the second quarter of 2002. Diluted cash earnings per share (EPS) for the second quarter 2003 was $0.07, compared to $0.11 for the same period in 2002. Reconciling items between GAAP net loss per share and cash EPS primarily consist of purchase accounting amortization and restructure costs.

Second quarter 2003 EBITDA was $4.6 million, or 11 percent of revenues, compared to $9.1 million, or 19 percent of revenues, in the second quarter of 2002. Adjusted for restructure costs and transition-related activities resulting from the company's strategic integration, second quarter 2003 EBITDA was $7.6 million, or 18 percent of revenues. Despite a very difficult environment for the first half of the second quarter 2003, the company was able to preserve EBITDA margins through controlling discretionary costs. Schedules that reconcile cash EPS and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call Webcast.

BRAND  REVIEW
-------------
- Electronic Distribution service revenues increased to $7.2 million, up 13 percent on a year-over-year basis, due to a 30 percent increase in Internet transactions. Pegasus renewed or expanded electronic distribution agreements with SynXis Corporation, Accor and La Quinta Corporation. The company also added WestCoast Hospitality Corporation as a new electronic distribution customer.
- Despite continued pressure on average daily room rates, Financial Services revenues were $7.4 million, which was essentially flat compared to the second quarter of 2002. The company added more than 1,000 new travel agency locations to its commission processing service during the quarter and renewed or expanded agreements with Navigant International and Hillgate Travel.
- Second quarter central reservation system (CRS) service revenues were $9.6 million, down 24 percent on a year-over-year basis primarily due to the lost contract with Prime Hospitality. In addition, Pegasus recently signed an agreement with Orient-Express Hotels to provide CRS services.
- Property Systems revenues increased to $1.7 million in the second quarter 2003, up 11 percent from the second quarter 2002 and up 15 percent from the first quarter 2003. More than 160 hotel properties are currently using the Web-based PegasusCentral (TM).
- Service revenues for the Utell brand were $14.3 million in the second quarter, down 19 percent from the same quarter last year, primarily due to negative industry events, notably the war in Iraq and SARS, carrying over into the first half of the second quarter as well as a reduction in the number of hotels in the Utell portfolio. Despite this challenging environment, the company signed Utell brand preferred supplier agreements with eight of the top 50 travel agencies in the United States.

CONVERTIBLE  DEBT  OFFERING
---------------------------
On July 21, 2003, the company completed a private placement offering of $75 million of 3.875% Convertible Senior Notes due 2023. The initial purchasers of the notes have a 30-day option to purchase an additional aggregate principal amount equal to $15 million. Pegasus intends to use the net proceeds of the notes for working capital and other general corporate purposes.

OUTLOOK
-------
-     Q3  2003  revenues  estimated  to  range  from  $45 million to $47 million
-     Q3  2003  cash  EPS  estimated  to  range  from  $0.18  to  $0.21
-     Reaffirms  full  year  cash  EPS  guidance  of  $0.45  to  $0.55

Commenting on the company's outlook, Susan K. Cole, executive vice president and chief financial officer of Pegasus Solutions, said, "We were pleased to see some positive volume trends late in the second quarter, particularly in our Electronic Distribution service. Even though these positive developments have continued into the third quarter, it seems to be a gradual recovery in transaction volume. Although we are not experiencing it now, the high end of the range for our third quarter and full year guidance assumes some realization of pent-up demand."

In addition to the types of reconciling items included in the attached tables, third quarter and full year GAAP EPS will include the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). The company's adoption of FIN 46 was disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2003.

Davis concluded, "I am optimistic we have seen the bottom, and I have many reasons to be excited about our future. First, we appointed Robert J. Boles, Jr. to the newly created position of executive vice president of sales and marketing. Boles brings more than 20 years of technology sales and marketing experience to Pegasus and is charged with enhancing our sales strategy and expanding our market share. Second, with seasonality beginning to return to our business and with the economy beginning to firm up, I believe the demand for travel will increase. And finally, the proceeds from the recently announced debt offering give us more flexibility as we continue to seek opportunities to grow our business through enhancements to existing services, new product development or strategic acquisitions that complement our existing services and meet our return on investment criteria."


CONFERENCE  CALL
----------------
In conjunction with the earnings release, Pegasus will host a conference call today at 5:00 p.m. Eastern Time. The call will be simultaneously broadcast live over the Internet. To access the conference call Webcast, go to www.pegs.com and click on "Investor." The online archive of the Webcast will be available two hours after the call for 30 days.


COMPANY  INFORMATION
--------------------

Dallas-based PEGASUS SOLUTIONS, INC. (www.pegs.com) is a leading global provider of hotel reservations-related services and technology. Its services include central reservations systems; electronic distribution services that connect more than 45,000 hotels to the Internet and to the global distribution systems (GDS); travel agent commission processing and payment services; the Utell marketing and reservation representation service (www.Utell.com); and PegasusCentral(TM), a Web-based enterprise solution with property management applications. Pegasus' customers comprise the majority of travel agencies around the world, including the top 10 largest U.S.-based travel agencies1; more than 48,000 hotel properties around the globe, including all of the 50 largest hotel brands in the world based on total number of guest rooms2; and thousands of Web sites/services have their hotel reservations Powered by Pegasus (TM). In addition to its corporate headquarters in Dallas, Pegasus has 18 offices in 11 countries, including regional hubs in Phoenix, London and Singapore. The company's stock is traded on the Nasdaq National Market under the symbol PEGS.

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial performance and financial projections, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services and timing of sales, general economic conditions including a slowdown in technology spending by the company's current and prospective customers, failure to maintain successful relationships with and to establish new relationships with customers, the success of the company's international operations, the level of product and price competition from existing and new competitors, changes in the company's level of operating expenses and its ability to control costs, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call Webcast. To access the Webcast go to http://www.pegs.com/investor.html .

Management believes that presentation of non-GAAP financial measures such as cash earnings per share and adjusted EBITDA is useful because it allows investors and management to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP. In addition, Pegasus' calculation of cash earning per share and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. Schedules that reconcile cash earnings per share and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call Webcast.

                                      # # #

1 Travel  Weekly,  June  23,  2003,  "Top  50  Travel  Agencies"
2 Hotel Business, February 7, 2002, "The Top Hotel Brands" - ranked by total number of rooms (2001)


                             PEGASUS SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                      Three Months Ended    Six Months Ended
                                            June 30,            June 30,
                                           --------             --------

                                        2003      2002      2003       2002
                                      --------  --------  ---------  --------
Revenues:
  Service revenues                    $40,104   $45,584   $ 78,494   $91,491
  Customer reimbursements               2,827     3,042      5,350     5,845
                                      --------  --------  ---------  --------
  Total revenues                       42,931    48,626     83,844    97,336
                                      --------  --------  ---------  --------

Cost of services:
  Cost of services                     21,652    23,918     43,142    46,966
  Customer reimbursements               2,827     3,042      5,350     5,845
                                      --------  --------  ---------  --------
  Total cost of services               24,479    26,960     48,492    52,811
                                      --------  --------  ---------  --------

Research and development                1,083     1,280      2,596     3,289
General and administrative expenses     6,247     6,772     12,382    12,606
Marketing and promotion expenses        4,177     4,845      8,415     9,062
Depreciation and amortization           5,156    12,254     17,274    24,394
Restructure costs                       2,676         -      5,869         -
                                      --------  --------  ---------  --------

Operating loss                           (887)   (3,485)   (11,184)   (4,826)

Other income (expense):
  Interest income, net                    220       295        600       557
  Other                                    64       (13)        30      (266)
                                      --------  --------  ---------  --------

Loss before income taxes                 (603)   (3,203)   (10,554)   (4,535)
Income tax benefit                        586     1,285      4,260     1,818
                                      --------  --------  ---------  --------

Net loss                              $   (17)  $(1,918)  $ (6,294)  $(2,717)
                                      ========  ========  =========  ========

Net loss per share:
  Basic and diluted                   $ (0.00)  $ (0.08)  $  (0.25)  $ (0.11)
                                      ========  ========  =========  ========

Weighted average shares outstanding:
  Basic and diluted                    24,768    24,837     24,710    24,785
                                      ========  ========  =========  ========



                                   PEGASUS SOLUTIONS, INC.
                               RECONCILIATION OF CASH EARNINGS
                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                         (UNAUDITED)


                                                        Three Months Ended
                                                           June 30, 2003
                                                           -------------
                                                           Cash Earnings

                                             As Reported    Adjustments    Cash Earnings
                                            -------------  -------------  ---------------
Revenues:
  Service revenues                          $     40,104   $          -   $       40,104
  Customer reimbursements                          2,827              -            2,827
                                            -------------  -------------  ---------------
  Total revenues                                  42,931              -           42,931
                                            -------------  -------------  ---------------

Cost of services:
  Cost of services                                21,652              -           21,652
  Customer reimbursements                          2,827              -            2,827
                                            -------------  -------------  ---------------
  Total cost of services                          24,479              -           24,479
                                            -------------  -------------  ---------------

Research and development                           1,083              -            1,083
General and administrative expenses                6,247              -            6,247
Marketing and promotion expenses                   4,177              -            4,177
Depreciation and amortization1                     5,156           (811)           4,345
Restructure costs2                                 2,676         (2,676)               -
                                            -------------  -------------  ---------------

Operating income (loss)                             (887)         3,487            2,600

Other income (expense):
  Interest income, net                               220              -              220
  Other                                               64              -               64
                                            -------------  -------------  ---------------

Income (loss) before income taxes                   (603)         3,487            2,884
Income tax benefit (expense)3                        586         (1,682)          (1,096)
                                            -------------  -------------  ---------------

Net income (loss)                           $        (17)  $      1,805   $        1,788
                                            =============  =============  ===============

Diluted net income (loss) per share         $      (0.00)                   $       0.07
                                            =============                   =============

Diluted weighted average shares outstanding4       24,768            604           25,372
                                            =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (2)     To  adjust  for  non-recurring  restructure  costs  related  to  the  company's strategic  integration.
     (3)     To  adjust  income  tax  expense  (benefit)  for  assumed 38% tax rate for cash earnings.
     (4)     Represents  shares  issuable  upon  the exercise of in-the-money stock options.


                                   PEGASUS SOLUTIONS, INC.
                               RECONCILIATION OF CASH EARNINGS
                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                         (UNAUDITED)


                                                         Three Months Ended
                                                           June 30, 2002
                                                           -------------
                                                           Cash Earnings

                                             As Reported    Adjustments    Cash Earnings
                                            -------------  -------------  ---------------
Revenues:
  Service revenues                          $     45,584   $          -   $       45,584
  Customer reimbursements                          3,042              -            3,042
                                            -------------  -------------  ---------------
  Total revenues                                  48,626              -           48,626
                                            -------------  -------------  ---------------

Cost of services:
  Cost of services                                23,918              -           23,918
  Customer reimbursements                          3,042              -            3,042
                                            -------------  -------------  ---------------
  Total cost of services                          26,960              -           26,960
                                            -------------  -------------  ---------------

Research and development                           1,280              -            1,280
General and administrative expenses                6,772              -            6,772
Marketing and promotion expenses                   4,845              -            4,845
Depreciation and amortization1                    12,254         (7,874)           4,380
                                            -------------  -------------  ---------------

Operating income (loss)                           (3,485)         7,874            4,389

Other income (expense):
  Interest income, net                               295              -              295
  Other                                              (13)             -              (13)
                                            -------------  -------------  ---------------

Income (loss) before income taxes                 (3,203)         7,874            4,671
Income tax benefit (expense)2                      1,285         (3,060)          (1,775)
                                            -------------  -------------  ---------------

Net income (loss)                           $     (1,918)  $      4,814   $        2,896
                                            =============  =============  ===============

Diluted net income (loss) per share         $      (0.08)                   $       0.11
                                            =============                   =============

Diluted weighted average shares outstanding3      24,837            809           25,646
                                            =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (2)     To  adjust  income  tax  expense  (benefit)  for  assumed 38% tax rate for cash earnings.
     (3)     Represents  shares  issuable  upon  the exercise of in-the-money stock options.


                             PEGASUS SOLUTIONS, INC.
                        RECONCILIATION OF ADJUSTED EBITDA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                      Three Months Ended
                                           June 30,
                                           --------

                                       2003      2002
                                     --------  --------
Total revenues                       $42,931   $48,626
                                     ========  ========

Loss before income taxes                (603)   (3,203)
Add:  depreciation and amortization    5,156    12,254
                                     --------  --------

EBITDA                               $ 4,553   $ 9,051
                                     ========  ========

EBITDA margin                             11%       19%

Adjustments:
  Restructure costs                    2,676         -
  Other non-recurring items1             358         -
                                     --------  --------

Adjusted EBITDA                      $ 7,587   $ 9,051
                                     ========  ========

Adjusted EBITDA margin                    18%       19%


      (1) Amount includes transition-related activities resulting from the company's strategic integration. These costs cannot be classified as restructure costs because they provide some future benefit to ongoing operations.


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                JUNE 30,    DECEMBER 31,

                                                  2003         2002
                                                ---------    ---------
ASSETS

Cash and cash equivalents                       $ 20,363     $ 19,893
Short-term investments                             4,051        4,033
Accounts receivable, net                          26,492       25,886
Other current assets                               7,892        8,368
                                                ---------    ---------
  Total current assets                            58,798       58,180

Goodwill, net                                    139,533      139,533
Intangible assets, net                             1,398        6,013
Property and equipment, net                       68,738       71,442
Other noncurrent assets                           15,278       12,927
                                                ---------    ---------
    Total assets                                $283,745     $288,095
                                                =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 22,959     $ 26,574
Unearned income                                   11,217        7,812
Other current liabilities                          6,633        6,799
                                                ---------    ---------
  Total current liabilities                       40,809       41,185

Noncurrent uncleared commission checks             5,059        4,641
Other noncurrent liabilities                      16,058       16,379
Commitments and contingencies

Stockholders' equity:
  Common stock                                       249          247
  Additional paid-in capital                     289,326      287,676
  Unearned compensation                                -         (571)
  Accumulated other comprehensive loss            (1,705)      (1,705)
  Accumulated deficit                            (66,051)     (59,757)
                                                ---------    ---------
    Total stockholders' equity                   221,819      225,890
                                                ---------    ---------
    Total liabilities and stockholders' equity  $283,745     $288,095
                                                =========    =========
